Exhibit 10.3

FIRST AMENDMENT

TO THE

ATLANTIC SOUTHERN BANK (F/K/A NEW SOUTHERN BANK)

SALARY CONTINUATION AGREEMENT

DATED DECEMBER 15, 2005

FOR

BRANDON L. MERCER

THIS FIRST AMENDMENT is adopted this          day of                                 , 20    , by and between ATLANTIC SOUTHERN BANK (f/k/a New Southern Bank), a state-chartered commercial bank located in Macon, Georgia (the “Company”), and Brandon L. Mercer (the “Executive”).

The Company and the Executive executed the Salary Continuation Agreement on December 15, 2005 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of changing the respective benefit amounts due upon Separation from Service or death to be Zero Dollars ($0.00).  Pursuant to Section 7.1 of the Agreement, the parties mutually agree to this amendment and no further consideration shall be exchanged by the parties in lieu of the benefits voluntarily relinquished by the Executive hereunder.

Therefore, the following changes shall be made:

Sections 2.1.1, 2.2.1, 2.3.1, 2.4.1 and 3.1.1 of the Agreement shall be deleted in their entirety and replaced by the following:

2.1.1                     Amount of Benefit.  The annual benefit under this Section 2.1 is Zero Dollars ($0.00).

2.2.1                     Amount of Benefit.  The annual benefit under this Section 2.2 is Zero Dollars ($0.00).

2.3.1                     Amount of Benefit.  The annual benefit under this Section 2.3 is Zero Dollars ($0.00).

2.4.1                     Amount of Benefit.  The annual benefit under this Section 2.4 is Zero Dollars ($0.00).

3.1.1                     Amount of Benefit.  The benefit under this Section 3.1 is Zero Dollars ($0.00).

Schedule A shall be deleted in its entirety.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this First Amendment.

Executive:	Company:

ATLANTIC SOUTHERN BANK

By
Brandon L. Mercer	Title